UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2015

Reynolds American Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-32258	20-0546644
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 North Main Street

Winston-Salem, North Carolina 27101

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code: (336) 741 2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2015, Santa Fe Natural Tobacco Company, Inc., a New Mexico corporation (“SFNTC”), R. J. Reynolds Global Products, Inc., a Delaware corporation (“RJRGP”), and R. J. Reynolds Tobacco B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (“RJRT BV,” and together with SFNTC and RJRGP, “Sellers”) entered into a definitive agreement (the “Purchase Agreement”), dated as of September 28, 2015, with JT International Holding BV, a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (“Buyer”) and, for certain provisions of the Purchase Agreement and as guarantors, Reynolds American Inc., a North Carolina corporation and the direct or indirect parent of Sellers (“RAI”), and Japan Tobacco Inc., a Japanese corporation (kabushiki kaisha) and the parent of Buyer (“JT”).

Pursuant to the Purchase Agreement, Sellers will sell, and Buyer will purchase, the non-United States operations of Sellers’ Natural American Spirit brand (the “Business” and such transaction, the “Transaction”).

The purchase price for the Business is $5 billion in cash (subject to customary adjustments for closing date levels of cash, debt and working capital), for which Buyer will acquire (1) the intellectual property of SFNTC relating to the Business and (2) subsidiaries of the Sellers in Belgium, France, Germany, Italy, Japan, the Netherlands, Spain, Switzerland and the United Kingdom through which the Business is conducted (collectively, the “Acquired Companies”).

The Purchase Agreement contains customary representations, warranties and covenants made by Sellers and Buyer. The Purchase Agreement also contains a guarantee of Sellers’ obligations by RAI, and a guarantee of the Buyer’s obligations by JT. Further, in the Purchase Agreement, RAI agrees not to compete with JT in the business of producing, selling, distributing and developing natural, organic and additive-free combustible tobacco cigarettes and roll your own or make your own tobacco products outside of the United States, and JT agrees not to compete with RAI’s conduct of such business in the United States, in each case, for five years following the closing of the Transaction.

Pursuant to the Purchase Agreement, concurrently with the closing of the Transaction, Sellers and Buyer, and/or their respective affiliates, will enter into various ancillary agreements. These agreements include: (1) a brand and product integrity agreement, in which SFNTC and Buyer will agree, for a limited period, to (A) certain restrictions on use of the Natural American Spirit brand and related trademarks; (B) quality standards for specified products sold under the Natural American Spirit brand; and (C) a process for collaboration to maintain and enhance the equity and goodwill of the Natural American Spirit brand; (2) a leaf supply agreement, in which SFNTC will agree to supply Buyer with its requirements for specified tobacco leaf for a limited period and on a non-exclusive basis; (3) a contract manufacturing agreement, in which SFNTC will agree to manufacture specified products sold under the Natural American Spirit brand for Buyer; (4) an intellectual property transfer and license agreement, which will provide for (A) the sale to Buyer of all of SFNTC’s rights to the non-U.S. trademarks and other intellectual property and goodwill associated with the Business; (B) the assignment of certain trademark and co-existence agreements to Buyer and (C) the grant of licenses to Buyer to use other intellectual property relating to the Business; and (5) a transition services agreement, in which Sellers and Buyer will agree to provide each other with various services related to the Business for a limited period to facilitate an orderly transition of ownership of the assets and properties relating to the Business from Sellers to Buyer.

The obligation of each party to consummate the Transaction is subject to customary closing conditions, including, among other things: (1) the absence of legal restraints in effect that would prohibit the Transaction; (2) obtaining certain required antitrust approvals related to the Transaction; (3) the accuracy of the other party’s representations and warranties (subject to certain materiality exceptions); and (4) the other party having performed in all material respects its obligations. The obligation of Buyer to consummate the Transaction is also subject to the non-occurrence of a material adverse effect relating to the Acquired Companies, the Business or the ability of Sellers to perform under the Purchase Agreement.

The Purchase Agreement contains indemnification provisions with respect to breaches of representations, warranties and covenants and with respect to other matters, including potential litigation relating to specified claims. The indemnification obligations are subject to customary limitations as set forth in the Purchase Agreement.

The Purchase Agreement may be terminated by mutual written consent of RAI and JT, and contains certain termination rights for each of RAI and JT, including the right of either party to terminate the Purchase Agreement if (1) the Transaction has not been consummated by February 29, 2016 (the “End Date”), subject to an automatic three-month extension if, on the End Date, the Transaction has not yet been granted certain required antitrust approvals but all other closing conditions have been satisfied; (2) a final and nonappealable governmental order has been issued that prohibits the Transaction; or (3) the non-terminating party breaches its representations and warranties or fails to perform its covenants in the Purchase Agreement in any material respect and in a manner that cannot be cured.

In addition, pursuant to the Purchase Agreement, RAI will be entitled to receive a termination fee of $175 million in the event that the Purchase Agreement is terminated by either RAI or JT because (1) a governmental authority has issued a final and non-appealable order that prohibits the Transaction on antitrust grounds or (2) the End Date (including the extension) has passed and, in either case, the condition to closing that relates to obtaining the required antitrust approvals is the only condition to closing that has not been satisfied or waived.

The foregoing description of the Purchase Agreement does not purport to be a complete description of the terms of such agreement, which are qualified in all respects by reference to the complete text of the Purchase Agreement, a copy of which is being filed as Exhibit 2.1 hereto and is incorporated into this Item 1.01 by reference.

A copy of the Purchase Agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about RAI, JT or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to such agreements; are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to such agreements; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. RAI’s investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of a party to the Purchase Agreement or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties or covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in RAI’s public disclosures.

Item 8.01 Other Events.

On September 29, 2015, RAI issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Cautionary Statement Regarding Forward-Looking Statements

Statements included in this Current Report on Form 8-K that are not historical in nature, including financial estimates and statements as to regulatory approvals and the expected timing, completion and effects of the proposed Transaction, constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this Current Report on Form 8-K, and in any documents incorporated by reference, forward-looking statements include, without limitation, statements regarding the benefits of the proposed Transaction, including future financial and operating results, expectations, beliefs, intentions and future strategies, and other statements that are not historical facts, that are signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. These statements regarding future events or the future performance or results of RAI following the Transaction inherently are subject to a variety of risks, contingencies and uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied in the forward-looking statements.

Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the proposed Transaction to be consummated or, if consummated, could have an adverse effect on the results of operations, cash flows and financial position of RAI are the following: the occurrence of any event, change or other circumstances giving rise to the right of a party to terminate the Purchase Agreement; the failure to obtain necessary regulatory approvals for the proposed Transaction, or if obtained, the possibility of being subjected to conditions as a result of regulatory approval that could reduce the expected benefits of the proposed Transaction, result in a material delay in, or the abandonment of, the proposed Transaction or otherwise have an adverse effect on RAI; the failure to satisfy required closing conditions or complete the proposed Transaction in a timely manner; the effect of restrictions placed on RAI’s and its subsidiaries’ business activities, including restrictions associated with RAI’s agreement not to compete with JT in the business of producing, selling, distributing and developing natural, organic and additive-free combustible tobacco cigarettes and roll your own or make your own tobacco products outside of the United States for a period of five years after the closing, and the limitations put on RAI’s ability to pursue alternatives to the proposed Transaction pursuant to the Purchase Agreement; the possibility of delay or prevention of the proposed Transaction if lawsuits challenging the proposed Transaction are filed against RAI, the members of the RAI board of directors, JT and/or the members of the JT board of directors; RAI’s obligation to indemnify JT for specified matters and to retain certain liabilities related to the acquired business; the incurrence of significant pre- and post-Transaction related costs in connection with the proposed Transaction; and the effect of the announcement of the proposed Transaction on the ability of RAI and its subsidiaries to retain and hire key personnel, maintain business relationships, and on operating results and businesses generally. Discussions of additional risks, contingencies and uncertainties are contained in RAI’s filings with the U.S. Securities and Exchange Commission.

Due to these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Except as provided by federal securities laws, RAI is under no obligation to, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

2.1*†	Purchase Agreement, dated as of September 28, 2015, by and among Sellers, Buyer, RAI and JT.

99.1	Press Release of RAI, dated September 29, 2015.

*	RAI has omitted schedules and other similar attachments to this agreement pursuant to Item 601(b) of Regulation S-K. RAI will furnish a copy of such omitted document to the U.S. Securities and Exchange Commission upon request, provided that RAI may request confidential treatment for any schedule or other similar attachment so furnished.
†	Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 29, 2015

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	Senior Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1*†	Purchase Agreement, dated as of September 28, 2015, by and among Santa Fe Natural Tobacco Company, Inc., R. J. Reynolds Global Products, Inc., R. J. Reynolds Tobacco B.V. and JT International Holding BV, and Reynolds American Inc. and Japan Tobacco Inc.

99.1	Press Release of Reynolds American Inc., dated September 29, 2015.

*	Reynolds American Inc. has omitted schedules and other similar attachments to this agreement pursuant to Item 601(b) of Regulation S-K. Reynolds American Inc. will furnish a copy of such omitted document to the U.S. Securities and Exchange Commission upon request, provided that RAI may request confidential treatment for any schedule or other similar attachment so furnished.
†	Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Exchange Act.